SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2011

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2011, the shareholders of Regency Centers Corporation (the “Company”) approved the adoption of the Regency Centers Corporation 2011 Omnibus Incentive Plan (the “Omnibus Plan”). The purpose of the Omnibus Plan is to attract, retain and motivate participating employees and to attract and retain well-qualified individuals to serve as members of the board of directors, consultants and advisors through the use of incentives based upon the value of the Company’s common stock. Awards under the Omnibus Plan may consist of incentive awards, stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units or other stock-based awards as determined by the administrator of the Omnibus Plan.

The Omnibus Plan provides that an aggregate maximum of 4,134,465 shares of the Company’s common stock are reserved for issuance under the Omnibus Plan, subject to adjustment for certain corporate events. This number is comprised of 3,000,000 new shares plus 1,134,465 shares that are subject to awards (determined at target) outstanding under the Company’s stock option plan existing prior to the adoption of the Omnibus Plan. The 1,134,465 shares carried over from the prior plan will only be available for issuance under the Omnibus Plan to the extent that the awards expire or are terminated without the issuance of shares, or the shares issued under the prior plan are forfeited. If none of the awards outstanding under the prior plan are forfeited, then a maximum aggregate of only 3,000,000 shares may be issued pursuant to awards made under the Omnibus Plan.

The Omnibus Plan was filed as Annex A to the Company’s definitive proxy statement and the terms thereof are incorporated herein by reference.

Item 5.07(a), (b) and (d) Submission of Matters to a Vote of Security Holders

On May 3, 2011, the Company held an annual meeting of its shareholders to vote on the following proposals:

Proposal One: The board of directors nominated eleven nominees to stand for election at the 2011 meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the 2012 annual meeting and until their successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Martin E. Stein, Jr.	68,259,663	2,755,573	2,198,138
Raymond L. Bank	69,652,000	1,363,236	2,198,138
C. Ronald Blankenship	70,628,819	386,417	2,198,138
A. R. Carpenter	69,643,253	1,371,983	2,198,138

J. Dix Druce	69,643,042	1,372,194	2,198,138
Mary Lou Fiala	68,993,777	2,021,459	2,198,138
Bruce M. Johnson	66,225,385	4,789,851	2,198,138
Douglas S. Luke	69,652,113	1,363,123	2,198,138
John C. Schweitzer	70,283,432	731,804	2,198,138
Brian M. Smith	68,991,571	2,023,665	2,198,138
Thomas G. Wattles	70,628,955	386,281	2,198,138

Proposal Two: To determine whether an advisory vote on executive compensation will occur every 1, 2 or 3 years. In accordance with the voting results listed below, the Company will conduct an advisory vote on executive compensation every year.

1 Year	2 Years	3 Years	Abstain
64,412,047	72,056	6,528,477	2,656

Proposal Three: To approve an advisory resolution on executive compensation for fiscal year 2010. In accordance with the voting results listed below, the Company’s executive compensation for fiscal year 2010 has been approved.

For	Against	Abstain	Broker Non-Votes
69,062,386	1,940,551	12,299	2,198,138

Proposal Four: To approve the Regency Centers Corporation 2011 Omnibus Incentive Plan. In accordance with the voting results listed below, the Regency Centers Corporation 2011 Omnibus Incentive Plan has been approved.

For	Against	Abstain	Broker Non-Votes
63,452,764	7,526,657	35,815	2,198,138

Proposal Five: The board of directors selected the accounting firm of KPMG LLP to serve as the independent registered public accountants for the Company for the current fiscal year ending December 31, 2011. The board of directors directed that the appointment of the independent accountants be submitted for ratification by the shareholders at the annual meeting. Therefore, in accordance with the voting results listed below, KPMG LLP will serve as the independent registered public accountants for Regency for the current fiscal year ending December 31, 2011.

For	Against	Abstain
73,005,016	204,225	4,133

Item 9.01(d) Exhibits

Exhibit 10.1 Regency Centers Corporation 2011 Omnibus Incentive Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement filed March 24, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

May 6, 2011	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President Finance and
Principal Accounting Officer

5